UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Chapter 11
In re:	Case No. 16-10429-SHL
Republic Airways Holdings Inc., et al.	(Jointly Administered)

Debtors' Address:

Republic Airways Holdings Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268

Debtors' Attorneys:

Zirinsky Law Partners, PLLC
375 Park Avenue, Suite 2607
New York, New York 10152

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004

DISBURSEMENTS (IN MILLIONS):	$88.6
FOR THE MONTH ENDED NOVEMBER 30, 2016

CONSOLIDATED NET INCOME (IN MILLIONS):	$9.7
FOR THE MONTH ENDED NOVEMBER 30, 2016

REPORT PREPARER		Republic Airways Holdings Inc.

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate, and truthful to the best of my knowledge.

Joseph P. Allman	Date:	December 20, 2016
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

REPUBLIC AIRWAYS HOLDINGS INC., ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(In millions)

As of
November 30, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$158.5
Restricted cash	15.2
Receivables, net	81.3
Inventories	38.9
Prepaid expenses and other current assets	9.4
Assets held for sale	9.5
Total current assets	312.8
Aircraft and other equipment, net	2,838.7
Maintenance deposits	9.5
Intangible and other assets, net	59.7
Total assets	$3,220.7
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Current portion of long-term debt	$224.2
Accounts payable	14.9
Accrued liabilities	135.9
Total current liabilities	375.0
Long-term debt – less current portion	1,878.4
Deferred credits and other non-current liabilities	28.0
Deferred income taxes	3.4

Liabilities subject to compromise (Note 2)	1,046.2

Commitments and contingencies

Stockholders' Deficit:
Preferred stock	—
Common stock	—
Additional paid-in capital	437.0
Treasury stock	(183.9)
Accumulated other comprehensive loss	(2.2)
Accumulated deficit	(361.2)
Total stockholders' deficit	(110.3)
Total liabilities and stockholders' deficit	$3,220.7

See accompanying notes to the condensed consolidated financial statements (unaudited).

REPUBLIC AIRWAYS HOLDINGS INC., ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(In millions, except per share amounts)

For the month ended November 30, 2016
OPERATING REVENUES:
Fixed-fee service	$93.1
Other	1.1
Total operating revenues	94.2

OPERATING EXPENSES:
Wages and benefits	32.1
Aircraft and engine rent	0.5
Maintenance and repair	18.2
Insurance and taxes	0.8
Depreciation and amortization	14.7
Other	11.0
Total operating expenses	77.3

OPERATING INCOME	16.9

INTEREST EXPENSE	9.0

INCOME BEFORE REORGANIZATION ITEMS AND INCOME TAXES	7.9

REORGANIZATION ITEMS, NET (Note 2)	(1.8)

INCOME BEFORE INCOME TAX EXPENSE	9.7

INCOME TAX EXPENSE	—

NET INCOME	$9.7

NET INCOME PER COMMON SHARE - BASIC	$0.19

NET INCOME PER COMMON SHARE - DILUTED	$0.19

See accompanying notes to the condensed consolidated financial statements (unaudited).

REPUBLIC AIRWAYS HOLDINGS INC., ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(In millions)

For the month ended November 30, 2016

NET CASH FROM OPERATING ACTIVITIES	$11.1

INVESTING ACTIVITIES:
Purchase of aircraft equipment	(5.1)
Proceeds from sale of aircraft and other assets	0.7
Change in restricted cash	0.5

NET CASH USED IN INVESTING ACTIVITIES	(3.9)

FINANCING ACTIVITIES:
Payments on debt	(9.5)

NET CASH USED IN FINANCING ACTIVITIES	(9.5)

NET CHANGES IN CASH AND CASH EQUIVALENTS	(2.3)
CASH AND CASH EQUIVALENTS—Beginning of period	160.8
CASH AND CASH EQUIVALENTS—End of period	$158.5

See accompanying notes to the condensed consolidated financial statements (unaudited).

1. Summary of Accounting Policies

Basis of Presentation

On February 25, 2016 (the "Petition Date"), Republic Airways Holdings Inc. (the "Company") and certain of its wholly-owned direct and indirect subsidiaries (collectively, the "Debtors") filed voluntary petitions for reorganization (the "Bankruptcy Filing") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Chapter 11 cases are being administered under the caption "In re Republic Airways Holdings Inc., et al." Case Number 16-10429-SHL (the "Chapter 11 Cases").

The Debtors are currently operating as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code. In general, as debtors-in-possession under the Bankruptcy Code, the Debtors are authorized to continue to operate as an ongoing business but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. The Bankruptcy Court has granted a variety of motions that allow the Debtors to continue to operate their business in the ordinary course without interruption, covering, among other things, obligations to employee wages, salaries and benefits, taxes and certain vendors in the ordinary course for goods and services received after the Petition Date.

While operating as debtors-in-possession under Chapter 11 of the Bankruptcy Code, the Debtors may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or otherwise as permitted in the ordinary course of business, in amounts other than those reflected in the condensed consolidated financial statements.

The Company's Chapter 11 cases followed an extended effort by the Company to restructure its business to strengthen its competitive and financial position. However, due to an ongoing national shortage of qualified pilots in the United States, the Company encountered significant difficulty in maintaining the necessary pilot staffing levels to sustain reliable performance requirements under its capacity purchase agreements with United Airlines, Inc. ("United"), Delta Air Lines, Inc. ("Delta"), and American Airlines, Inc. ("American") (collectively referred to as our "Partners").

This Monthly Operating Report ("MOR") was prepared on a consolidated basis for the Company and its wholly-owned direct and indirect subsidiaries, including the subsidiary Debtors and other subsidiaries that did not file voluntary petitions for relief under Chapter 11. This MOR is unaudited, is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements for Chapter 11 debtors as required by the Office of the United States Trustee for the Southern District of New York (the "U.S. Trustee") and the Bankruptcy Court. This MOR does not include all the information and footnotes required by accounting principles generally accepted in the United States ("U.S. GAAP") for complete financial statements. Therefore, there can be no assurance that the consolidated financial information presented herein is complete, and readers are strongly cautioned not to place undue reliance on this MOR. This MOR should be read in conjunction with the financial statements and accompanying notes in the Company's annual and quarterly reports, which have been filed with the United States Securities and Exchange Commission ("SEC").

In accordance with U.S. GAAP, the Debtors have applied Financial Accounting Standards Board Accounting Standards Codification 852, Reorganizations ("ASC 852"), in preparing the condensed consolidated financial statements. ASC 852 requires that the financial statements, for periods subsequent to the Chapter 11 Cases, distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, certain revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 Cases are recorded in reorganization items, net on the accompanying condensed consolidated statement of operations. In addition, prepetition obligations that may be impacted by the bankruptcy reorganization process have been classified on the condensed consolidated balance sheet in liabilities subject to compromise. These liabilities are reported at the amounts expected to be allowed by the Bankruptcy Court, even if the liabilities may be settled for lesser amounts (see Note 2).

The Debtors have also prepared these unaudited condensed consolidated financial statements on the assumption that the Debtor and subsidiaries will continue as a going concern, which contemplates realization of assets and satisfaction of liabilities in the ordinary course of business. Accordingly, the Debtors' condensed consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Debtors be unable to continue as a going concern.

The accompanying condensed consolidated financial statements do not purport to reflect or provide for the consequences of the Chapter 11 Cases, other than as set forth under liabilities subject to compromise on the accompanying condensed consolidated balance sheet and income before reorganization items and income taxes and reorganization items, net on the accompanying condensed consolidated statement of operations (see Note 2). In particular, the financial statements do not purport to show (1) as to assets, their realizable values on a liquidation basis, or their availability to satisfy liabilities; (2) as to prepetition liabilities, and except as set forth in Note 2, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (3) as to shareholders’ deficit accounts, the effect of any changes that may be made to the Debtors’ capitalization; or (4) as to operations, the effect of any changes that may be made to the Debtors’ business.

Additional information about the Chapter 11 Cases, including court filings and claims information, is available on the Internet at https://cases.primeclerk.com/rjet/.

2. Bankruptcy Proceedings and Reorganization Update

General Information

Notices to Creditors; Effect of Automatic Stay – Subject to certain exceptions under the Bankruptcy Code, the filing of the Debtors' Chapter 11 Cases automatically enjoined, or stayed, the continuation of most judicial or administrative proceedings or filing of other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the Petition Date. Thus, for example, most creditor actions to obtain possession of property from the Debtors, or to create, perfect or enforce any lien against the property of the Debtors, or to collect on monies owed or otherwise exercise rights or remedies with respect to a prepetition claim, are enjoined unless and until the Bankruptcy Court lifts the automatic stay as to any such claim. Vendors are being paid for goods furnished and services provided after the Petition Date in the ordinary course of business.

Appointment of Creditors' Committee – On March 4, 2016, the U.S. Trustee appointed an official committee of unsecured creditors (the "Creditors' Committee") for the Chapter 11 Cases. The composition of the Creditors' Committee was amended by the U.S. Trustee on June 3, 2016. The Bankruptcy Code provides for the U.S. Trustee to appoint a statutory committee of creditors holding unsecured claims as soon as practicable after the commencement of a Chapter 11 case. The statutory creditors' committee ordinarily consists of holders of the seven largest unsecured claims who are willing to serve. Generally, an official creditors’ committee represents the interests of all unsecured creditors in a bankruptcy case.

On April 4, 2016, the Debtors submitted a letter to the Office of the U.S. Trustee to oppose the creation of an official committee of equity security holders. After careful consideration of the facts of the case and analysis of the requests, the U.S. Trustee declined to form an official equity committee.

Executory Contracts and Unexpired Leases – Under section 365 and other relevant sections of the Bankruptcy Code, the Debtors may assume, assume and assign, or reject certain executory contracts and unexpired leases, including, without limitation, certain aircraft, aircraft engines, appliances and spare parts (each, as defined in section 1110(a)(3)(A)(i) of the Bankruptcy Code), and collectively with all records and documents relating thereto, the ("Aircraft Equipment") and leases of real property, subject to the approval of the Bankruptcy Court and certain other conditions. The Debtors' rights to assume, assume and assign, or reject unexpired leases of non-residential real estate were extended by order of the Bankruptcy Court and ended on September 22, 2016.

In general, rejection of an executory contract or unexpired lease is treated as a prepetition breach of the executory contract or unexpired lease in question and, subject to certain exceptions, relieves the Debtors from performing their future obligations under such executory contract or unexpired lease, but entitles the contract counterparty or lessor to a prepetition general unsecured claim for damages caused by such deemed breach. Counterparties to such rejected contracts or leases have the right to file claims against the Debtors' estate for such damages. Generally, the assumption of executory contracts or unexpired leases requires the Debtors to cure existing defaults under such executory contracts or unexpired leases.

Any description of an executory contract or unexpired lease elsewhere in these notes, including where applicable the Debtors’ express termination rights or a quantification of their obligations, must be read in conjunction with, and is qualified by, any rights the Debtors have under section 365 of the Bankruptcy Code.

The Debtors expect that liabilities subject to compromise and resolution in the Chapter 11 Cases will arise in the future as a result of damage claims created by the Debtors’ rejection of various executory contracts and unexpired leases.

Special Protection Applicable to Leases and Secured Financing of Aircraft Equipment – Notwithstanding the general discussion above of the impact of the automatic stay, under section 1110 of the Bankruptcy Code ("Section 1110"), beginning 60 days after filing a petition under Chapter 11, certain secured parties, lessors and conditional sales vendors may have a right to take possession of certain qualifying Aircraft Equipment that is leased or subject to a security interest or conditional sale contract, unless the Debtors, subject to approval by the Bankruptcy Court, agree to perform under the applicable agreement, and cure any defaults as provided in Section 1110 (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code).  Taking such action does not preclude the Debtors from later rejecting the applicable lease or surrendering and returning the Aircraft Equipment subject to the related security agreement.

A Debtor may extend the 60-day period by agreement of the relevant financing party, with Bankruptcy Court approval. In the absence of an agreement and cure as described above or such an extension, following written demand for possession, the financing party may take possession of the Aircraft Equipment and enforce any of its contractual rights or remedies to sell, lease or otherwise retain or dispose of such Aircraft Equipment.

The 60-day period under Section 1110 in the Chapter 11 Cases expired on April 26, 2016. In accordance with the Bankruptcy Court’s Order Authorizing the Debtors to (1) enter into Agreements Under 11 U.S.C. 1110(a), (2) enter into stipulations to extend the time to comply with 11 U.S.C. 1110, and (3) file redacted Section 1110 notices and 1110(b) stipulations, dated March 23, 2016, the Debtors entered into agreements to extend the 60-day period set forth in section 1110(a)(2) or agreed to perform and cure defaults under financing agreements with respect to certain Aircraft Equipment. While the Debtors have reached agreements on, or agreements on key aspects of, renegotiated terms with respect to certain of their Aircraft Equipment and are continuing to negotiate terms with respect to a few of their other Aircraft Equipment financings, the ultimate outcome of these negotiations cannot be predicted with certainty. To the extent the Debtors are unable to reach definitive agreements with Aircraft Equipment financing parties, those parties may seek to repossess the subject Aircraft Equipment pursuant to section 1110(c) of the Bankruptcy Code. The loss of a significant number of operating aircraft could result in a material adverse effect on the Debtors’ financial and operating performance.

In accordance with Section 1110 of the Bankruptcy Code, as of November 30, 2016, the Debtors had (1) rejected leases relating to 18 E170 aircraft, 29 E145 aircraft and 11 related spare engines and 27 Q400 aircraft and six related spare engines; (2) surrendered and returned 11 E140/145 aircraft, one E175 aircraft and two spare engines subject to mortgages; (3) made elections under section 1110(a) of the Bankruptcy Code with respect to 78 E170/175 aircraft, 19 spare engines related to the E170/175 fleet and certain spare parts collateral; (4) transferred title to 15 E140/145 aircraft that were previously subject to an 1110(a) election; (5) assumed amended leases on five E170 aircraft; (6) reached stipulations with secured parties with respect to the prompt consensual surrender and return of seven leased E140/145 aircraft and 16 owned E140/145 aircraft subject to mortgages; and (7) amended the aircraft agreements with respect to 45 E170 and 39 E175 aircraft for which the Debtors previously filed 1110(a) elections or section 1110(b) stipulations.  On December 8, 2016, the Bankruptcy Court authorized the Debtors to amend aircraft agreements with respect to two E170 aircraft.  On December 14, 2016, the Bankruptcy Court authorized the Debtors to sell three E170 aircraft.

Plan of Reorganization and Disclosure Statement - The Debtors filed a second amended proposed Plan of Reorganization (the “Plan”) and related Disclosure Statement with the Bankruptcy Court on December 9, 2016. A hearing to consider approval of the proposed Disclosure Statement and the proposed procedures for soliciting votes on the Plan is scheduled for December 21, 2016. The Debtors are currently within their exclusive period to solicit and obtain acceptances of the Plan, which extends through and includes March 1, 2017. The proposed Plan provides for, among other things, (1) consolidation of certain of the Debtors’ assets and liabilities for Plan purposes only, (2) the classification and treatment under the Plan of the various claims and equity interests, and (3) the distributions of cash or equity to be made thereunder. It is possible that the Plan as filed may be challenged and undergo revision, perhaps substantially, prior to the time that it is submitted to the Debtors' creditors for a vote. The ultimate Plan, which would be subject to acceptance by the requisite majorities specified under the Bankruptcy Code and approval by the Bankruptcy Court, could materially change the amounts and classifications in the unaudited condensed consolidated financial statements.

Nothing contained in this MOR is intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Plan will become effective only if it receives the requisite approval and is confirmed by the Bankruptcy Court. There can be no assurance that the Bankruptcy Court will confirm the Plan or that any such plan will be implemented successfully.

The proposed Plan provides that the reorganized company will not be listed on a public exchange, and therefore, will not be subject to reporting obligations under the Securities and Exchange Act of 1934. The Company plans to suspend its duty to file reports with the Securities and Exchange Commission ("SEC") when, and if, it receives approval and confirmation of the Plan by the Bankruptcy Court.

Claims Reconciliation – On May 26, 2016, the Debtors filed schedules and statements of financial affairs with the Bankruptcy Court setting forth, among other things, the assets and liabilities of the Debtors, subject to the assumptions filed in connection therewith. All of the schedules are subject to further amendment or modification.

Bankruptcy Rule 3003(c)(3) requires the Bankruptcy Court to fix the time within which proofs of claim must be filed in a Chapter 11 case pursuant to section 501 of the Bankruptcy Code. This Bankruptcy Rule also provides that any creditor who asserts a claim against the Debtors that arose prior to the Petition Date and whose claim (1) is not listed on the Debtors' schedules or (2) is listed on the schedules as disputed, contingent, or unliquidated, must file a proof of claim. On June 13, 2016, the Bankruptcy Court entered an order that established July 22, 2016 at 4:00 p.m. (Eastern Time) as the general deadline to file proofs of claims against any Debtor and established August 23, 2016 at 4:00 p.m (Eastern Time) as the deadline for governmental units to file proof of claims (together, the "Bar Dates"). Through the claims resolution process, we have identified and expect that we will continue to identify substantial claims that we believe should be disallowed by the Bankruptcy Court because they are duplicative, without merit, overstated or for other reasons.

The Debtors are currently assessing and resolving differences between amounts scheduled by the Debtors and claims by creditors in connection with the claims resolution process and continue to file objections with the Bankruptcy Court to disallow, reduce, or reclassify disputed claims. Creditor claims which are probable of being allowed by the Bankruptcy Court and are estimable have been recorded in liabilities subject to compromise at the amount allowed by the Bankruptcy Court, which could differ from the amount we expect to pay pursuant to the Plan of Reorganization.

Liabilities Subject to Compromise

The following table summarizes the components of liabilities subject to compromise included in the condensed consolidated balance sheet as of November 30, 2016:

(in millions)
Accounts payable and other liabilities	$430.0
Partner liabilities	616.2
Total liabilities subject to compromise	$1,046.2

Liabilities subject to compromise refers to prepetition obligations which may be impacted by the Chapter 11 reorganization process. These amounts represent the Debtors' current estimate of known or potential prepetition obligations to be resolved in connection with the Chapter 11 Cases.

Reorganization Items, net

Reorganization items refer to revenues, expenses (including professional fees), net of realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 proceedings. The following table summarizes the components included in reorganization items, net on the condensed consolidated statement of operations for the month ended November 30, 2016:

(in millions)
Aircraft financing renegotiations, rejections, and other items	$(6.0)
Professional fees	4.2
Total reorganization items, net	$(1.8)

Claims related to net reorganization items are reflected in liabilities subject to compromise in the condensed consolidated balance sheet.

Interest Expense

In accordance with ASC 852, the Debtors record interest expense only to the extent (1) interest will be paid during the Chapter 11 Cases or (2) it is probable that the Bankruptcy Court will allow a claim in respect of such interest. Interest expense recorded in the condensed consolidated statement of operations and contractual interest expense (including interest expense that is associated with obligations in liabilities subject to compromise) totaled $9.0 million for the month ended November 30, 2016.

Insurance

Premiums to date for all insurance policies, including workers' compensation and disability insurance, have been paid in accordance with each respective policy's payment terms. No payments are past due.

Restricted Cash

The Debtors have restricted cash related primarily to restricted amounts for satisfying debt and lease payments due within the next year; certificate of deposit that secure certain letters of credit issued for workers' compensation claim reserves and certain airport authorities and funds held by a third party owner/trustee in trust for the satisfaction of certain contingent tax obligations. The Debtors have no interest in the funds held in trust, which totals $4.0 million as of November 30, 2016.

Significant Claims Activity

On May 6, 2016, the Bankruptcy Court approved amendments to the Company's agreements with Delta Air Lines. The amendments to the agreements result in the following items: consensual wind-down of our single-class flying, full settlement of litigation and related claims, full restoration of 30 E170 and E175 aircraft, increased reimbursement rates in the single- and dual-class agreements, and compensation for certain slots. The Company also entered a Debtor-In-Possession ("DIP") Financing Agreement that provides incremental liquidity in the form of $75.0 million.

On June 15, 2016, the Bankruptcy Court approved amendments to the Company's agreements with United. The amended agreements provide substantial and interrelated operational and economic benefits, including an increase in reimbursement rates, an extension in duration of the 38 E170 aircraft, modifications that improve our operating schedules, and revisions to the delivery schedule for the remaining E175 aircraft. On November 15, 2016, United and the Company agreed to Amendment No. 15 ("Amendment No. 15") to the original United Express Agreement, dated December 28, 2006 to expand the Company's current E175 operation with United with the placement of additional E175 aircraft into service. Aircraft deliveries are expected to commence in April 2017 under customary commercial leasing arrangements with United. The Bankruptcy Court approved Amendment No. 15 by order dated December 14, 2016.

On September 22, 2016, the Bankruptcy Court approved amendments to the Company’s agreements with American. The amended agreements consolidate all of the Company’s flying for American under a single codeshare agreement, provide for American to continue to pay the Company market-competitive rates, facilitate the Company’s fleet restructuring by allowing for a reduction in the aircraft the Company is required to allocate to American, extend the terms of the agreement with respect to certain aircraft, and provide for a two-phase transition regarding the configuration of seats in certain aircraft. The portion of the Company's agreements with American that grant American an allowed, unsecured prepetition claim was approved by the Bankruptcy Court on November 17, 2016.

On October 20, 2016, the Company and Bombardier Inc. ("Bombardier"), Learjet Inc., and C Series Aircraft Limited Partnership (collectively, the "Bombardier Parties") entered into an amendment (the "Amendment") to the original aircraft purchase agreement with Bombardier, dated February 25, 2010, for the delivery of 40 Bombardier CS300 Series aircraft with the option to purchase up to an additional 40 aircraft. The Amendment provided for deferral of (1) scheduled aircraft payments to Bombardier and (2) scheduled aircraft deliveries, as previously scheduled under the initial purchase agreement. Republic and the Bombardier Parties reached a settlement agreement ("the Settlement") to provide for a general unsecured claim in the amount of $1.5 million and an administrative claim of $0.7 million for the satisfaction of certain claims asserted against the Company. The Bankruptcy Court approved the Settlement and the Amendment on December 8, 2016.

On November 15, 2016, the Company and Embraer S.A. (formerly Embraer - Empresa Brasileira de Aeronautica S.A) and affiliates (collectively, "Embraer," or the "Embraer Parties") entered into a Letter of Intent Regarding Embraer - Republic Global Settlement (the "Global Settlement") to amend certain contractual relationships between the Company and the Embraer Parties. The Global Settlement calls for, among other arrangements, (1) cancellation of remaining firm and option aircraft scheduled in the Amended and Restated Purchase Agreement COM0191-10 (the "Purchase Agreement"), (2) return to Republic of a portion of the predelivery payments made to Embraer under the Purchase Agreement, (3) assumption of the existing heavy maintenance relationship with Embraer in its current form, and (4) an orderly termination of the Company's participation in the E-Jet parts pool agreement. Under the terms of the Global Settlement, in satisfaction of the Embraer Parties’ claims asserted against the Company and Republic, the Embraer Parties will receive reimbursement for legal fees incurred in connection with our Chapter 11 Bankruptcy proceeding and receive allowed prepetition claims in the aggregate amount of $99.0 million. The Bankruptcy Court approved the Global Settlement by order dated December 14, 2016.

On November 28, 2016, the Bankruptcy Court approved the motion filed on November 3, 2016 for the approval of the merger of the operations of Shuttle America Corporation (“Shuttle”) into those of Republic Airline Inc. (“Republic Airline”) through consolidation of flying operations under a single Air Carrier Certificate on or about January 31, 2017. Following the consummation of the merger, Shuttle will surrender its Air Carrier Certificate to support the single flying operation. Claims previously filed against Shuttle will be treated substantially similarly as claims against Republic Airline, the surviving entity. We do not anticipate a business interruption as a result of the consolidation of Shuttle and Republic Airline operations.

REPUBLIC AIRWAYS HOLDINGS INC., ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
SCHEDULE I: CONDENSED CONSOLIDATING BALANCE SHEET (UNAUDITED)
AS OF NOVEMBER 30, 2016
(In millions)

ASSETS	Debtors	Non-Debtors	Eliminations	Consolidated
Current Assets:
Cash and cash equivalents	$158.5	$—	$—	$158.5
Restricted cash	15.2	—	—	15.2
Intercompany receivable (2)	7.1	—	(7.1)	—
Receivables, net	81.3	—	—	81.3
Intercompany lease receivable (1)	—	192.0	(192.0)	—
Inventories	38.9	—	—	38.9
Prepaid expenses and other current assets	9.4	—	—	9.4
Assets held for sale	9.5	—	—	9.5
Total current assets	319.9	192.0	(199.1)	312.8
Aircraft and other equipment, net	2,838.7	—	—	2,838.7
Maintenance deposits	9.5	—	—	9.5
Intangible and other assets, net	59.7	—	—	59.7
Deferred income taxes	—	15.6	(15.6)	—
Investment in non-debtors	35.3	—	(35.3)	—
Total assets	$3,263.1	$207.6	$(250.0)	$3,220.7
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
Intercompany payable (1), (2)	$192.0	$7.1	$(199.1)	$—
Current portion of long-term debt	209.9	14.3	—	224.2
Accounts payable	14.9	—	—	14.9
Accrued liabilities	135.9	—	—	135.9
Total current liabilities	552.7	21.4	(199.1)	375.0
Long-term debt – less current portion	1,700.7	177.7	—	1,878.4
Deferred credits and other non-current liabilities	28.0	—	—	28.0
Deferred income taxes	19.0	—	(15.6)	3.4

Liabilities subject to compromise (Note 2)	1,046.2	—	—	1,046.2

Commitments and contingencies

Stockholders' (Deficit) Equity:
Preferred stock	—	—	—	—
Common stock	—	—	—	—
Additional paid-in capital	437.0	35.3	(35.3)	437.0
Treasury stock	(183.9)	—	—	(183.9)
Accumulated other comprehensive loss	(2.2)	—	—	(2.2)
Accumulated deficit	(334.4)	(26.8)	—	(361.2)
Total stockholders' (deficit) equity	(83.5)	8.5	(35.3)	(110.3)
Total liabilities and stockholders' (deficit) equity	$3,263.1	$207.6	$(250.0)	$3,220.7

(1) There is a $192.0 million intercompany receivable and payable between Debtor Republic Airline and non-Debtor Carmel Finance 2015, LLC ("Carmel Finance"). The amount represents basic rent on a lease by Carmel Finance to Republic Airline of nine E175 aircraft, which is equal to Carmel Finance's debt service requirements on the notes payable for those aircraft.

(2) There is an intercompany payable and receivable of $7.1 million between Debtor Republic Airways Holdings Inc. and non-Debtor Lynx Aviation, Inc. related to certain income tax obligations.

REPUBLIC AIRWAYS HOLDINGS INC., ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
SCHEDULE II: CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE MONTH ENDED NOVEMBER 30, 2016
(In millions, except per share amounts)

OPERATING REVENUES:	Debtors	Non-Debtors	Eliminations	Consolidated
Fixed-fee service	$93.1	$—	$—	$93.1
Other	1.1	—	—	1.1
Total operating revenues	94.2	—	—	94.2

OPERATING EXPENSES:
Wages and benefits	32.1	—	—	32.1
Aircraft and engine rent	0.5	—	—	0.5
Maintenance and repair	18.2	—	—	18.2
Insurance and taxes	0.8	—	—	0.8
Depreciation and amortization	14.7	—	—	14.7
Other	11.0	—	—	11.0
Total operating expenses	77.3	—	—	77.3

OPERATING INCOME	16.9	—	—	16.9

INTEREST EXPENSE	9.0	—	—	9.0

INCOME BEFORE REORGANIZATION ITEMS AND INCOME TAXES	7.9	—	—	7.9

REORGANIZATION ITEMS, NET (Note 2)	(1.8)	—	—	(1.8)

INCOME BEFORE INCOME TAX EXPENSE	9.7	—	—	9.7

INCOME TAX EXPENSE	—	—	—	—

NET INCOME	$9.7	$—	$—	$9.7

NET INCOME PER COMMON SHARE - BASIC	$0.19	$—	$—	$0.19

NET INCOME PER COMMON SHARE - DILUTED	$0.19	$—	$—	$0.19

REPUBLIC AIRWAYS HOLDINGS INC., ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
SCHEDULE III: TOTAL DISBURSEMENTS BY FILED LEGAL ENTITY (UNAUDITED)
FOR THE MONTH ENDED NOVEMBER 30, 2016
(In millions)

This schedule includes total disbursements for the month ended November 30, 2016.

Legal Entity	Case Number	Disbursements
Republic Airways Holdings Inc.	16-10429	$18.8
Republic Airways Services, Inc.	16-10426	—
Republic Airline Inc.	16-10428	50.9
Shuttle America Corporation	16-10427	18.9
Midwest Air Group, Inc.	16-10430	—
Midwest Airlines, Inc.	16-10431	—
Skyway Airlines, Inc.	16-10432	—

Total Disbursements		$88.6

REPUBLIC AIRWAYS HOLDINGS INC. AND, ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
SCHEDULE IV: SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, RECEIVED, DUE OR WITHHELD (UNAUDITED)
FOR THE MONTH ENDED NOVEMBER 30, 2016
(In millions)

Payroll Taxes	Disbursements
Gross wages and salaries paid or incurred	$23.9

Payroll taxes withheld – employee	9.5
Payroll taxes withheld – employer	2.6
Total payroll taxes withheld	$12.1
Amount of payroll tax remitted to tax authorities	12.1
Date(s) remitted to tax authorities	Various

Sales & Use Taxes
Sales & use tax collected and incurred	$—
Amount of sales & use tax remitted to tax authorities	—
Date(s) remitted to tax authorities	N/A

Property taxes paid	$0.7

REPUBLIC AIRWAYS HOLDINGS INC., ET AL.
DEBTORS AND DEBTOR-IN-POSSESSION
SCHEDULE V: TOTAL DISBURSEMENTS TO RETAINED PROFESSIONALS (UNAUDITED)
FOR THE MONTH ENDED NOVEMBER 30, 2016
(In millions)

Retained Professionals	Disbursements (1)
Debtors' Notice and Claims Agent:
Prime Clerk, LLC	$0.1
Debtors' Advisors:
Hughes Hubbard & Reed LLP	0.6
KPMG, LLP	0.2
Zirinsky Law Partners PLLC	0.4
Seabury Consulting, LLC	0.2
1.5

Advisors to Unsecured Creditor's Committee:
Morrison & Foerster LLP	0.2
Skyworks Capital, LLC	0.2
Imperial Capital, LLC	0.2
0.6

Ordinary Course Professionals:	0.1

Total Disbursements to Retained Professionals	$2.2

(1) The Debtors and the Unsecured Creditors' Committee have retained various legal and financial professionals for advice relating to Chapter 11 matters. As of November 30, 2016, $11.7 million remains payable to retained professionals fees in relation to these matters, which have been recorded to accrued professional fees.  Payment of these expenses will be made in accordance with applicable orders of the Bankruptcy Court.